As filed with the Securities and Exchange Commission on May 10, 2005

                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Trustmark Corporation
             (Exact name of registrant as specified in its charter)

         Mississippi                                             64-0471500
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

   248 East Capitol Street
         Jackson, MS                                                39201
(Address of Principal Executive                                  (Zip Code)
          Offices)

                              TRUSTMARK CORPORATION
                   2005 STOCK AND INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                 Louis E. Greer
                            Chief Accounting Officer
                              Trustmark Corporation
                             248 East Capitol Street
                                Jackson, MS 39201
                            Telephone: (601) 208-2310
                            Facsimile: (601) 208-6871
 (Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

                             Susan S. Ancarrow, Esq.
                              Troutman Sanders LLP
                              1111 East Main Street
                            Richmond, Virginia 23219
                            Telephone: (804) 697-1861
                            Facsimile: (804) 698-6015

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

  Title of each class of         Amount to be   Proposed maximum     Proposed         Amount of
securities to be registered      registered(1)   offering price  maximum aggregate registration fee
                                                  per share(2)   offering price(2)
------------------------------ ---------------- ---------------- ----------------- ----------------
Common Stock ($0.00 par value) 6,090,301 shares      $27.82        $169,432,174      $19,942.17

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plan described herein (the "Plan").

(2) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Registrant's common stock on May 6, 2005, as reported on the Nasdaq National Market System.

         Part I -- Information Required in the Section 10(a) Prospectus

Item 1.    Plan Information.*
           ----------------

Item 2.    Registrant Information and Employee Plan Annual Information.*
           -----------------------------------------------------------

* The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

          Part II -- Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

Trustmark Corporation (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "Commission") on March 16, 2005;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, as filed with the Commission on May 10, 2005;

(c) The Registrant's Current Reports on Form 8-K, as filed with the Commission on January 18, 2005, February 22, 2005, March 3, 2005, March 14, 2005,
     April 19, 2005, May 9, 2005 and May 10, 2005; and

(d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form S-3/A, as filed on April 30, 2003, and any amendment or report filed subsequent thereto for the purpose of updating such description.

All documents filed by the Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.    Description of Securities.
           -------------------------

Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           ---------------------------------------

Not applicable.

Item 6.    Indemnification of Directors and Officers.
           ------------------------------------------

The Mississippi Business Corporation Act provides for indemnification of directors and officers in certain events. Directors and officers are entitled to indemnification if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person is a party because he or she was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against a liability incurred in the proceeding if the person conducted himself in good faith and he or she reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, that he or she had no reasonable cause to believe his conduct was unlawful or, he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation. Unless ordered by a court, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct specified above, or, in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Under the Mississippi Business Corporation Act, a corporation may, additionally, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by the director or officer who is a party to a proceeding under certain circumstances.

As permitted by the Mississippi Business Corporation Act, Article VI, Section 2, of the Registrant's bylaws permit it to indemnify or reimburse the expenses of any person against all reasonable expenses incurred in connection with any litigation or proceeding in which such person may have been involved because he or she is or was a director (including honorary or advisory directors) officer or employee of the corporation or of any other firm, corporation or organization which he or she served in any such capacity at the request of the corporation; provided, such person shall have no right to indemnification or reimbursement in relation to any matters in which he or she is finally adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his or her duties; and, provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by any appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by an individual or individuals in the form of payments to the corporation.

The Registrant has also purchased a directors' and officers' liability insurance policy. Within the coverage limit, the policy provides coverage (a) to the Registrant's directors and officers where the Registrant either is not permitted by law or is unable, due to insolvency, to indemnify its directors and officers; and (b) to the Registrant where the Registrant does indemnify the directors and officers as permitted, and/or required by law.

Item 7.    Exemption from Registration Claimed.
           ------------------------------------

Not applicable.

Item 8.    Exhibits.
           ---------

An Exhibit Index appears at page 7 hereof.

Item 9.    Undertakings.
           -------------

(a)  Rule 415 Offerings. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on May 10, 2005.

                              Trustmark Corporation
                                  (Registrant)

                           By: /s/ Richard G. Hickson
                             ----------------------
                               Richard G. Hickson
                 Chairman, President and Chief Executive Officer
                          (principal executive officer)

                               POWERS OF ATTORNEY
                                       AND
                                   SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard G. Hickson, Zach L. Wasson and Louis E. Greer, and each of them, with full power of substitution, as his or her attorneys-in-fact and agents for him or her and in his or her name and on his or her behalf as a director of Trustmark Corporation to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to this registration statement on Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 10th day of May, 2005.

     Signature                                               Title
     ---------                                               -----

/s/ Richard G. Hickson                             Chairman, President, Chief
----------------------                           Executive Officer and Director
Richard G. Hickson                                (principal executive officer)


/s/ Zach L. Wasson                                         Treasurer
------------------                                (principal financial officer)
Zach L. Wasson


/s/ Louis E. Greer                                  Chief Accounting Officer
------------------                               (principal accounting officer)
Louis E. Greer


/s/ J. Kelly Allgood                                        Director
--------------------
J. Kelly Allgood


/s/ Reuben V. Anderson                                      Director
----------------------
Reuben V. Anderson


/s/ William C. Deviney, Jr.                                 Director
---------------------------
William C. Deviney, Jr.


/s/ C. Gerald Garnett                                       Director
---------------------
C. Gerald Garnett


/s/ Matthew L. Holleman, III                                Director
----------------------------
Matthew L. Holleman, III


/s/ John M. McCullouch                                      Director
----------------------
John M. McCullouch


/s/ Richard H. Puckett                                      Director
----------------------
Richard H. Puckett


/s/ Carolyn C. Shanks                                       Director
---------------------
Carolyn C. Shanks


/s/ R. Michael Summerford                                   Director
-------------------------
R. Michael Summerford


/s/ Kenneth W. Williams                                     Director
-----------------------
Kenneth W. Williams


/s/ William G. Yates, Jr.                                   Director
-------------------------
William G. Yates, Jr.

                                  EXHIBIT INDEX

Exhibit
Number
-------

4.1  2005 Stock and Incentive  Compensation  Plan  (incorporated by reference to
     Exhibit 10-a to the Registrant's Quarterly Report on Form 10-Q filed on May 10, 2005).

4.2  Articles  of  Incorporation  of  Trustmark  Corporation   (incorporated  by
     reference to Exhibit 3-a to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

4.3 Bylaws of Trustmark Corporation, as amended (incorporated by reference to Exhibit 3-b to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

5    Opinion of Troutman Sanders LLP, filed herewith.

23.1 Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto).

23.2 Consent of KPMG LLP, filed herewith.

24 Powers of Attorney (included on the signature page of this registration statement).